Exhibit 10.3

Execution Version

FORM OF SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into this 22nd day of June, 2021, by and between Northern Genesis Acquisition Corp. II, a Delaware corporation (the “Issuer”), and the undersigned (“Subscriber”).

WHEREAS, concurrently with the execution and delivery of this Subscription Agreement, the Issuer, NGAB Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of the Issuer (“Merger Sub”) and Embark Trucks Inc., a Delaware corporation (the “Company”), have entered into that certain Agreement and Plan of Merger, dated as of the date of this Subscription Agreement (as may be amended or supplemented from time to time, the “Merger Agreement”), pursuant to which, among other things, Merger Sub will be merged with and into the Company with the Company surviving as a wholly owned subsidiary of the Issuer (the “Merger”);

WHEREAS, in connection with but prior to the Merger, Issuer shall amend and restate, effective immediately prior to the effective time of the Merger, its certificate of incorporation, including to reclassify its currently existing common stock, par value $0.0001 per share, as its Class A common stock, par value $0.0001 per share (the “Common Shares”), as more particularly described in the Merger Agreement and in the form of the Second Amended and Restated Certificate of Incorporation of Issuer attached thereto as Exhibit A;

WHEREAS, in connection with the Merger, on the terms and subject to the conditions set forth in this Subscription Agreement, Subscriber desires to subscribe for and purchase from the Issuer that number of Common Shares set forth on the signature page hereto (the “Acquired Shares”) for a purchase price of $10.00 per share (the “Share Purchase Price”), resulting in an aggregate purchase price set forth on the signature page hereto (the “Purchase Price”), and the Issuer desires upon the Closing hereunder to issue and sell to Subscriber the Acquired Shares in consideration of the payment of the Purchase Price by or on behalf of Subscriber to the Issuer at or prior to the Closing (as defined below);

WHEREAS, the Issuer has entered into, or substantially concurrently herewith is entering into, separate subscription agreements (the “Other Subscription Agreements”), pursuant to which certain other “qualified institutional buyers” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) or “accredited investors” (within the meaning of Rule 501(a) of Regulation D under the Securities Act) (each, an “Other Subscriber”) have agreed, severally and not jointly, to subscribe for and purchase, and the Issuer has agreed to issue and sell to such Other Subscribers, on the Closing Date, at the Share Purchase Price, Common Shares that, together with the Acquired Shares, total 16,000,000 Common Shares (collectively, the “Offering”); and

WHEREAS, the Issuer has previously entered into certain Forward Purchase Agreements, each substantially in the form filed by the Issuer with the Securities and Exchange Commission (the “Commission”) as exhibits to a current report on Form 8-K filed on April 27, 2021 (the “Forward Purchase Agreements”), pursuant to which certain other “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) or institutional “accredited investors” (within the meaning of Rule 501(a) of Regulation D under the Securities Act) (each, a “Forward Purchase Subscriber”) have agreed, severally and not jointly, to subscribe for and purchase, and the Issuer has agreed to issue and sell to such Forward Purchase Subscribers, on the Closing Date, an aggregate of 4,000,000 units, for a purchase price of $10.00 per unit, each such unit consisting of one Common Share and one-sixth of a warrant (for an aggregate of 4,000,000 Common Shares and 666,667 warrants), with each such full warrant exercisable to purchase one Common Share at the price of $11.50 per Common Share (each, a “Warrant”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Subscription.

(a) Subject to the terms and conditions hereof, Subscriber hereby agrees to subscribe for and purchase, and the Issuer hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price, the Acquired Shares (such subscription and issuance, the “Subscription”).

(b) If any change in the Common Shares shall occur between the date hereof and immediately prior to the Closing by reason of any reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend, the number and type of Common Shares issued to the Subscriber and the number of Acquired Shares shall be appropriately adjusted to reflect such change.

2. Closing.

(a) Subject to the satisfaction or waiver of the conditions set forth in Sections 2(c) and 2(d), the closing of the Subscription contemplated hereby (the “Closing”) shall occur on the date of, and at a time immediately prior to, the closing of the Merger (such date, the “Closing Date”) and shall be contingent upon the subsequent occurrence of the closing of the Merger. Not less than five (5) business days prior to the scheduled Closing Date (the “Scheduled Closing Date”), the Issuer shall provide written notice to Subscriber (the “Closing Notice”) of the Scheduled Closing Date. For purposes of this Subscription Agreement, “business day” means any day on which the principal offices of the Commission in Washington, D.C. is open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not authorized or obligated to be closed in New York, New York; provided that banks shall not be deemed to be authorized or obligated to be closed due to a “shelter-in-place,” “non-essential employee” or similar closure of physical branch locations at the direction of any governmental authority if such banks’ electronic funds transfer systems (including for wire transfers) are open for use by customers on such day.

(b) Subject to the satisfaction or waiver of the conditions set forth in Sections 2(c) and 2(d) (other than those conditions that by their nature are to be satisfied at Closing, but without affecting the requirement that such conditions be satisfied or waived at Closing):

(i) Subscriber shall deliver to the Issuer the Purchase Price for the Acquired Shares at least one business day in advance of the Scheduled Closing Date (unless otherwise agreed by the Subscriber and the Issuer) by wire transfer of U.S. dollars in immediately available funds to the account specified by the Issuer in the Closing Notice; provided, however, that if the Merger does not occur within four (4) business days of the Closing, the Issuer shall promptly (but not later than two (2) business days thereafter) return the Purchase Price to Subscriber, and any book entries or share certificates shall be deemed cancelled and any share certificates shall be promptly (but not later than two (2) business days thereafter) returned to the Issuer.

(ii) On the Closing Date, the Issuer shall deliver to Subscriber the Acquired Shares in book-entry form, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws), in the name of Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable, and a copy of the records of the Issuer’s transfer agent showing Subscriber (or such nominee or custodian, as applicable) as the owner of the Acquired Shares on and as of the Closing Date. Each book entry for the Acquired Shares shall contain a notation, and each certificate (if any) evidencing the Acquired Shares shall be stamped or otherwise imprinted with a legend, in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM.

(iii) At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary to consummate the Subscription as contemplated by this Subscription Agreement.

(c) The Issuer’s obligation to effect the Closing shall be subject to the satisfaction on the Closing Date, or, to the extent permitted by applicable law, the waiver by the Issuer, of each of the following conditions:

(i) all representations and warranties of Subscriber contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect (as defined herein), which representations and warranties shall be true and correct in all respects) at and as of the Closing Date, and consummation of the Closing shall constitute a reaffirmation by Subscriber of each of the representations, warranties and agreements of such party contained in this Subscription Agreement as of the Closing Date (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects as of such earlier date);

(ii) Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing, except where the failure of such performance, satisfaction or non-compliance would not reasonably be expected to prevent, materially delay or materially impair the ability of the Subscriber to consummate the Closing; provided that for purposes of this Section 2(c)(ii), a covenant, agreement or condition of the Subscriber shall only be deemed to have not been performed, satisfied or complied with by the Subscriber if the Subscriber has materially breached such covenant, agreement or condition and failed to cure prior to Closing;

(iii) no governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment or order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise preventing or prohibiting consummation of the transactions contemplated hereby; and

(iv) all conditions precedent to the closing of the Merger set forth in the Merger Agreement shall have been satisfied or waived (other than those conditions that (x) may only be satisfied at the closing of the Merger, but subject to the satisfaction or waiver of such conditions as of the closing of the Merger or (y) will be satisfied by the Closing and the closing of the transactions contemplated by the Other Subscription Agreements and the Forward Purchase Agreements), and the consummation of the Merger shall be scheduled to occur concurrently with or on the same date as the Closing.

(d) Subscriber’s obligation to effect the Closing shall be subject to the satisfaction on the Closing Date, or, to the extent permitted by applicable law, the written waiver by Subscriber, of each of the following conditions:

(i) all representations and warranties of the Issuer contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined herein), which representations and warranties shall be true and correct in all respects) at and as of the Closing Date, and consummation of the Closing shall constitute affirmation by Issuer of the foregoing (other than with respect to those representations and warranties expressly made as of an earlier date, which shall be true and correct in all respects as of such earlier date except for, in each case, inaccuracies or omissions that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect);

(ii) the Issuer shall have performed, satisfied and complied with, in all material respects, all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing, except where the failure of such performance, satisfaction or non-compliance would not or would not reasonably be expected to prevent, materially delay or materially impair the ability of the Issuer to consummate the Closing; provided that for purposes of this Section 2(d)(ii), a covenant, agreement or condition of the Issuer shall only be deemed to have not been performed, satisfied or complied with by the Issuer if the Issuer has materially breached such covenant, agreement or condition and failed to cure such breach prior to Closing;

(iii) no governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment or order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise preventing or prohibiting consummation of the transactions contemplated hereby;

(iv) the Issuer shall have obtained approval of the Nasdaq Capital Market (“Nasdaq”) or the New York Stock Exchange (“NYSE”) to list the Common Shares, subject to official notice of issuance, and no suspension of the qualification of the Common Shares for offering or sale or trading in any jurisdiction, or initiation or threatening of any proceedings for any of such purposes, shall have occurred and be continuing;

(v) all conditions precedent to the closing of the Merger, including all necessary approvals of Issuer’s stockholders and regulatory approvals, if any, shall have been satisfied or waived, subject to the Subscriber’s consent where required pursuant to Section 2(d)(vii) below, (other than those conditions that (x) may only be satisfied at the closing of the Merger, but subject to the satisfaction or waiver of such conditions as of the closing of the Merger or (y) will be satisfied by the Closing and the closing of the transactions contemplated by the Other Subscription Agreements and the Forward Purchase Agreements), and the consummation of the Merger shall be scheduled to occur concurrently with or on the same date as the Closing;

(vi) there shall have been no amendment, waiver, or modification to any Other Subscription Agreements that materially benefits any Other Subscribers unless Subscriber has been offered substantially similar benefits in writing; and

(vii) no amendment or modification of the Merger Agreement or waiver by the Issuer of any condition to the Merger thereunder shall have occurred that would materially and adversely affect the economic benefits that Subscriber would reasonably expect to receive under this Subscription Agreement without having received Subscriber’s prior written consent.

(e) In the event the Merger does not occur within two (2) business days of the Closing, the Issuer shall promptly (but not later than one (1) business day thereafter) return the Purchase Price to Subscriber, and any book entries or share certificates shall be deemed cancelled and any share certificates shall be promptly (but not later than one (1) business day thereafter) returned to the Issuer.

3. Representations and Warranties of the Issuer. The Issuer represents and warrants that:

(a) The Issuer has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and as currently contemplated by the Issuer to be conducted following the Merger, and to enter into, deliver and perform its obligations under this Subscription Agreement.

(b) When issued and delivered to Subscriber against full payment for the Acquired Shares in accordance with the terms of this Subscription Agreement, the Acquired Shares will be duly authorized, validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Issuer’s certificate of incorporation and bylaws or under the laws of the State of Delaware.

(c) This Subscription Agreement, the Other Subscription Agreements, the Forward Purchase Agreements and the Merger Agreement (collectively, the “Transaction Documents”) have been duly authorized, executed and delivered by the Issuer. The Transaction Documents constitute the valid and legally binding obligations of the Issuer and are enforceable against the Issuer in accordance with their respective terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(d) The execution and delivery by the Issuer of the Transaction Documents, and the performance by the Issuer of its obligations under the Transaction Documents, including the issuance and sale of the Acquired Shares and the consummation of the other transactions contemplated herein and therein, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Issuer pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Issuer is a party or by which the Issuer is bound or to which any of the property or assets of the Issuer is subject, which would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, properties, prospects, financial condition, stockholders’ equity or results of operations of the Issuer (a “Material Adverse Effect”) or materially affect the validity of the Acquired Shares or the legal authority of the Issuer to comply in all material respects with the terms of this Subscription Agreement; (ii) the organizational documents of the Issuer; or (iii) any statute applicable to the Issuer or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Issuer or any of its properties that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or affect the validity of the Acquired Shares or the legal authority of the Issuer to comply in all material respects with the terms of this Subscription Agreement.

(e) There are no securities or instruments issued by or to which the Issuer is a party containing anti-dilution or similar provisions that will be triggered by the Merger, or by the issuance of the Acquired Shares, the Common Shares to be issued pursuant to any Other Subscription Agreement, or the Common Shares and Warrants to be issued pursuant to any Forward Purchase Agreement.

(f) The Issuer is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the organizational documents of the Issuer, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which the Issuer is now a party or by which the Issuer’s properties or assets are bound or (iii) any statute applicable to the Issuer or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Issuer or any of its properties, except, in the case of clauses (ii) and (iii), for defaults or violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(g) The Issuer is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by the Issuer of this Subscription Agreement (including, without limitation, the issuance of the Acquired Shares), other than (i) pursuant to the terms of the Merger Agreement as a condition to the closing of the Merger, (ii) the filing with the Commission of the Registration Statement (as defined below), (iii) as required by applicable state or federal securities laws, (iv) as required by Nasdaq or the NYSE, to the extent any Common Shares are, or are intended upon Closing to be, listed thereon (an “Applicable Exchange”), or (v) the failure of which to obtain would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect or have a material adverse effect on the Issuer’s ability to consummate the transactions contemplated by the Transaction Documents, including the issuance and sale of the Acquired Shares.

(h) As of the date hereof, the authorized capital stock of the Issuer consists of 1,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”) and 100,000,000 Common Shares. As of the date hereof and as of immediately prior to the Closing, no shares of Preferred Stock are issued and outstanding, and 51,750,000 Common Shares are issued and outstanding. As of the date hereof, 20,486,667 Warrants are issued outstanding and, immediately prior to Closing (and prior to the issuance of Warrants pursuant to the Forward Purchase Agreements), no more than 22,486,667 Warrants shall be issued and outstanding (including up to 2,000,000 Warrants that may be issued by the Issuer to Northern Genesis Sponsor II LLC in satisfaction of certain loans that may be made thereby to the Issuer prior to Closing). All issued and outstanding Common Shares have been duly authorized and validly issued, are fully paid and are non-assessable and are not subject to preemptive rights. All outstanding Warrants have been duly authorized and constitute the valid and legally binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies. Except as set forth above and pursuant to the Other Subscription Agreements, the Forward Purchase Agreements, and the Merger Agreement, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Issuer any Common Shares or shares of Preferred Stock, or any other equity interests in the Issuer, or securities convertible into or exchangeable or exercisable for such equity interests.

(i) The Issuer is in compliance with all applicable laws, except where such noncompliance would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Issuer has not received any written communication from a governmental entity that alleges that the Issuer is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(j) Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 4, no registration under the Securities Act is required for the offer and sale of the Acquired Shares by the Issuer to Subscriber in the manner contemplated by this Subscription Agreement.

(k) Neither the Issuer nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) in connection with any offer or sale of the Acquired Shares.

(l) Except as provided in the Forward Purchase Agreements (and any subscription agreement implementing the terms thereof), (i) each Other Subscription Agreement reflects the same Share Purchase Price and other economic terms as, and other terms that are not materially more favorable to any Other Subscriber thereunder than, the terms of this Subscription Agreement, and (ii) the Issuer has not entered into any side letter, amendment to any Other Subscription Agreement, or any other agreement or understanding with any Other Subscriber or any affiliate thereof in connection with or in relation to any Other Subscription Agreement that renders the economic terms of the issuance and sale of Common Shares to such Other Subscriber pursuant to such Other Subscription Agreement more favorable (on a per Common Share basis) to such Other Subscriber (considered with any such affiliate) than the terms of this Subscription Agreement, in each case, other than terms particular to the regulatory requirements of any Other Subscriber or its affiliates or related funds that are mutual funds or are otherwise subject to regulations related to the timing of funding and the issuance of the related Common Shares. Each Forward Purchase Agreement reflects a per-unit price of $10.00 per unit, with each such unit consisting of one Common Share and one-sixth of a Warrant. The Issuer has not entered into any Forward Purchase Agreement, any amendment to any Forward Purchase Agreement, any side letter or any other agreement or understanding with any Forward Purchase Subscriber or any affiliate thereof in connection with or in relation to any Forward Purchase Agreement that renders the economic terms of the issuance and sale of Common Shares and Warrants to such Forward Purchase Subscriber pursuant to such Forward Purchase Agreement more beneficial (on a per Common Share and per Warrant basis) to such Forward Purchase Subscriber (considered with any such affiliate) than the terms set forth in the form of Forward Purchase Agreement filed by the Issuer with the Commission on April 27, 2021.

(m) The issued and outstanding Common Shares are registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and there is no suit, action, proceeding or investigation pending or, to the knowledge of the Issuer threatened against the Issuer by the Commission to deregister the Common Shares. As of the date hereof, the issued and outstanding Common Shares are listed for trading on the NYSE and there is no suit, action, proceeding or investigation pending or, to the knowledge of the Issuer threatened against the Issuer by the NYSE to terminate such listing. As of the Closing, the issued and outstanding Common Shares are listed for trading on the NYSE or Nasdaq, as applicable, and there is no suit, action, proceeding or investigation pending or, to the knowledge of the Issuer threatened against the Issuer by such entity to terminate such listing (other than, if the Common Shares are listed on Nasdaq at Closing, any procedure initiated to terminate the listing of the Common Shares on the NYSE).

(n) A copy of each form, report, statement, schedule, prospectus, proxy, registration statement and other document, if any, filed by the Issuer with the Commission since its initial registration of the Common Shares under the Exchange Act (the “SEC Documents”) is available to the undersigned via the Commission’s EDGAR system. Each of the SEC Documents, when filed or, if amended, as of the date of such amendment, (a) complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and (b) did not contain any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Issuer has timely filed each report, statement, schedule, prospectus, and registration statement that the Issuer was required to file with the Commission since its initial registration of the Common Shares under the Exchange Act. There are no material outstanding or unresolved comments in comment letters from the staff of the Division of Corporation Finance (the “Staff”) of the Commission with respect to any of the SEC Documents. The financial statements of the Issuer included in the SEC Documents (or, if amended, in such amendment) comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of the Issuer as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.

(o) Except for such matters as have not had a Material Adverse Effect, the Issuer is, and has been since its inception, in compliance with all state, provincial, and federal laws applicable to the conduct of its business. The Issuer has not received any written, or to its knowledge, other communication from a governmental entity that alleges that the Issuer is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. Except for such matters as have not had and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect, there is no (i) proceeding pending, or, to the knowledge of the Issuer, threatened against the Issuer or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against the Issuer.

(p) Except for placement fees payable to Citigroup Global Markets Inc., J.P. Morgan Securities LLC and BMO Capital Markets Corp., in their capacity as placement agents for the offer and sale of the Acquired Shares (in such capacity, the “Placement Agents”), the Issuer has not paid, and is not obligated to pay, any brokerage, finder’s or other commission or similar fee in connection with its issuance and sale of the Acquired Shares, including, for the avoidance of doubt, any fee or commission payable to any stockholder or affiliate of the Issuer. No broker, finder or other financial consultant has acted on behalf of Issuer in connection with this Subscription Agreement or the transactions contemplated hereby in such a way as to create any liability on Subscriber.

(q) The Issuer is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons, the Executive Order 13599 List, the Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, each of which is administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) (collectively “OFAC Lists”), (ii) owned or controlled by, or acting on behalf of, a person, that is named on an OFAC List, (iii) organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515 or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. The Issuer also represents that, to the extent required, it maintains policies and procedures reasonably designed to ensure compliance with OFAC administered sanctions programs, including for the screening of its investors against the OFAC Lists.

4. Subscriber Representations and Warranties. Subscriber represents and warrants to, and covenants with, the Issuer and the Placement Agents as follows:

(a) Subscriber acknowledges that no disclosure or offering document has been prepared in connection with the offer and sale of the Acquired Shares by the Placement Agents or their respective affiliates.

(b) Subscriber (i) acknowledges that the Issuer and the Placement Agents may currently have, and may later come into possession of, information regarding the Issuer that is not known to Subscriber and that may be material to a decision to enter into this transaction to purchase the Acquired Shares, which, subject to applicable law, need not be provided to Subscriber (“Excluded Information”), (ii) has determined to enter into this transaction to purchase the Acquired Shares notwithstanding its lack of knowledge of the Excluded Information, and (iii) acknowledges that neither the Issuer nor the Placement Agents shall have liability to the Subscriber, and, to the extent permitted by law, waives and releases any claims that Subscriber may have against the Issuer and the Placement Agents, with respect to the nondisclosure of the Excluded Information.

(c) Subscriber acknowledges that certain information provided to it was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in such projections. Subscriber acknowledges that such information and projections were prepared without the participation of the Placement Agents and that the Placement Agents do not assume responsibility for the independent verification of, or the accuracy or completeness of, such information or projections.

(d) Subscriber agrees that none of the Placement Agents shall be liable to the Subscriber (including in contract, tort, under federal or state securities laws or otherwise) for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the sale of the Acquired Shares. On behalf of Subscriber and its affiliates, Subscriber releases the Placement Agents in respect of any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements related to the sale of the Acquired Shares. Subscriber agrees not to commence any litigation or bring any claim against any of the Placement Agents in any court or any other forum which relates to, may arise out of, or is in connection with, the sale of the Acquired Shares. This undertaking is given freely and after obtaining independent legal advice.

(e) Subscriber acknowledges that in connection with the issuance and purchase of the Acquired Shares, the Placement Agents have not acted as its financial advisors or fiduciaries.

(f) Subscriber is aware that the sale of the Acquired Shares is being made in reliance on a private placement exemption from registration under the Securities Act and it is acquiring the Acquired Shares for its own account or for an account over which it exercises sole discretion for another qualified institutional buyer or accredited investor.

(g) Subscriber is aware that (i) Citigroup Global Markets Inc. is acting as one of the Issuer’s placement agents and is acting as financial advisor to the Company in connection with the Business Combination (as defined in the Merger Agreement) and (ii) J.P. Morgan Securities LLC is acting as one of the Issuer’s placement agents and is acting as financial advisor to the Issuer in connection with the Business Combination (as defined in the Merger Agreement).

(h) Subscriber has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with the requisite entity power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

(i) Subscriber (i) is an institutional account as defined in FINRA Rule 4512(c), (ii) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities and (iii) has exercised independent judgment in evaluating its participation in the purchase of the Acquired Shares. Accordingly, Subscriber understands that the sale of the Acquired Shares meets (y) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (z) the institutional customer exemption under FINRA Rule 2111(b).

(j) This Subscription Agreement has been duly authorized, executed and delivered by Subscriber. This Subscription Agreement is enforceable against Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

(k) The execution and delivery by Subscriber of this Subscription Agreement, and the performance by Subscriber of its obligations under this Subscription Agreement, including the purchase of the Acquired Shares and the consummation of the other transactions contemplated herein, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber is a party or by which Subscriber is bound or to which any of the property or assets of Subscriber is subject, which would reasonably be expected to materially affect the legal authority or financial ability of Subscriber to comply in all material respects with the terms of this Subscription Agreement (a “Subscriber Material Adverse Effect”); (ii) the organizational documents of Subscriber; or (iii) any statute applicable to the Subscriber or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of Subscriber’s properties that would reasonably be expected to have a Subscriber Material Adverse Effect.

(l) If Subscriber is, or is subscribing for the account or benefit of, a person in the United States or a U.S. Person (as defined in Rule 902(k) of Regulation S), Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Acquired Shares only for its own account and not for the account of others, or if Subscriber is subscribing for the Acquired Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” (as defined above) and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, (iii) is not acquiring the Acquired Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act, (iv) has completed Schedule A following the signature page hereto and the information contained therein is accurate and complete, and (v) is not an entity formed for the specific purpose of acquiring the Acquired Shares.

(m) Subscriber understands that the Acquired Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Acquired Shares have not been registered under the Securities Act (without limiting Section 7 hereof). Subscriber understands that the Acquired Shares may not be resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Issuer or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (iii) pursuant to Rule 144 under the Securities Act, as amended (“Rule 144”), provided that all of the applicable conditions thereof have been met or (iv) pursuant to another applicable exemption from the registration requirements of the Securities Act, and that any certificates or book-entry records representing the Acquired Shares shall contain a legend to such effect. Subscriber acknowledges that the Acquired Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. Subscriber understands and agrees that the Acquired Shares will be subject to the foregoing transfer restrictions and, as a result of these transfer restrictions, Subscriber may not be able to readily resell the Acquired Shares and may be required to bear the financial risk of an investment in the Acquired Shares for an indefinite period of time. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Acquired Shares.

(n) Subscriber understands and agrees that Subscriber is purchasing the Acquired Shares directly from the Issuer. Subscriber further acknowledges that there have been no representations, warranties, covenants and agreements made to Subscriber by the Issuer or any of its officers or directors, or any other person, expressly or by implication, other than those representations, warranties, covenants and agreements included in this Subscription Agreement.

(o) Subscriber’s acquisition and holding of the Acquired Shares will not constitute or result in a non-exempt prohibited transaction under section 406 of the Employee Retirement Income Security Act of 1974, as amended, section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable similar law.

(p) In making its decision to subscribe for and purchase the Acquired Shares, Subscriber has relied solely upon its own independent investigation and the representations and warranties of the Issuer contained in this Subscription Agreement. Without limiting the generality of the foregoing, Subscriber has not relied on any statements or other information provided by the Placement Agents or any of their respective affiliates, or any of their respective officers, directors, employees or representatives, concerning the Issuer or the Acquired Shares or the offer and sale of the Acquired Shares. Subscriber has received such information as Subscriber deems necessary in order to make an investment decision with respect to the Acquired Shares, including with respect to the Issuer and the Merger, and Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and such Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Acquired Shares. Subscriber has made its own assessment of the relevant tax and other economic considerations relevant to its investment in the Acquired Shares.

(q) Subscriber acknowledges that no person has made any written or oral representations (i) that any person will resell or repurchase the Acquired Shares; (ii) that any person will refund the purchase price of the Acquired Shares (other than as provided in Section 2(e) and Section 8 hereof); or (iii) as to the future price or value of the Acquired Shares.

(r) Subscriber became aware of this offering of the Acquired Shares solely by means of direct contact between Subscriber and the Issuer or the Placement Agents, and the Acquired Shares were offered to Subscriber solely by direct contact between Subscriber and the Issuer or the Placement Agents. Subscriber did not become aware of this offering of the Acquired Shares, nor were the Acquired Shares offered to Subscriber, by any other means, including any form of general solicitation or general advertising (including in any printed media of general and regular paid circulation, radio, television or telecommunications, including electronic display) or, to the knowledge of Subscriber, in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.

(s) Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Acquired Shares. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Acquired Shares, and Subscriber has sought such accounting, legal and tax advice as Subscriber has considered necessary to make an informed investment decision.

(t) Subscriber acknowledges and agrees that neither the Placement Agents nor any affiliate of the Placement Agents (nor any officer, director, employee or representative of any of the Placement Agents or any affiliate thereof) has provided Subscriber with any information or advice with respect to the Acquired Shares nor is such information or advice necessary or desired. Subscriber acknowledges that the Placement Agents, any affiliate of any of the Placement Agents or any of their respective officers, directors, employees or representatives (i) have not made any representation as to the Issuer or the quality of the Acquired Shares, (ii) may have acquired non-public information with respect to the Issuer which Subscriber agrees need not be provided to it, (iii) have made no independent investigation with respect to the Issuer or the Acquired Shares or the accuracy, completeness or adequacy of any information supplied to Subscriber by the Issuer, (iv) have not acted as Subscriber’s financial advisor or fiduciary in connection with the issue and purchase of the Acquired Shares and (v) have not prepared a disclosure or offering document in connection with the offer and sale of the Acquired Shares.

(u) Subscriber has adequately analyzed and fully considered the risks of an investment in the Acquired Shares and has determined that the Acquired Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Issuer. Subscriber acknowledges specifically that a possibility of total loss exists.

(v) Subscriber understands and agrees that no federal or state agency, securities commission or similar authority has reviewed, passed upon or endorsed the merits of the offering of the Acquired Shares or made any findings or determination as to the fairness of an investment in the Acquired Shares, and that any representation to the contrary is an offense.

(w) Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons, the Executive Order 13599 List, the Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, each of which is administered by OFAC, (ii) owned or controlled by, or acting on behalf of, a person, that is named on an OFAC List, (iii) organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515 or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber, directly or indirectly through a third-party administrator, maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required, it, directly or indirectly through a third-party administrator, maintains policies and procedures reasonably designed to ensure compliance with OFAC-administered sanctions programs, including for the screening of its investors against the OFAC Lists. Subscriber further represents and warrants that, to the extent required, it, directly or indirectly through a third-party administrator, maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Acquired Shares were legally derived.

(x) If Subscriber is or is acting on behalf of (i) an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Code, (iii) an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement described in clauses (i) and (ii) (each, and “ERISA Plan”), or (iv) an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing clauses (i), (ii) or (iii) but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws,” and together with the ERISA Plans, “Plans”) Subscriber represents and warrants that (i) neither the Issuer, nor any of its respective affiliates (the “Transaction Parties”) has provided investment advice or has otherwise acted as the Plan’s fiduciary, with respect to its decision to acquire and hold the Acquired Shares, and none of the Transaction Parties is or shall at any time be the Plan’s fiduciary with respect to any decision to acquire and hold the Acquired Shares, and none of the Transaction Parties is or shall at any time be the Plan’s fiduciary with respect to any decision in connection with Subscriber’s investment in the Acquired Shares; and (ii) its purchase of the Acquired Shares will not result in a non-exempt prohibited transaction under section 406 of ERISA or section 4975 of the Code, or any applicable Similar Law.

(y) Other than the Placement Agents, to the knowledge of Subscriber, there is no person acting or purporting to act on Subscriber’s behalf in connection with the transactions contemplated herein who is entitled to any brokerage, finder’s or other commission or similar fee.

(z) At the Closing, Subscriber will have sufficient funds to pay the Purchase Price pursuant to Section 2.b(i).

(aa) Subscriber acknowledges that this Subscription Agreement requires Subscriber to provide certain personal information relating to Subscriber to the Issuer and the Placement Agents. Such information is being collected and will be used by the Issuer and the Placement Agents for the purposes of completing the offering, which includes, without limitation, determining the Subscriber’s eligibility to purchase the Acquired Shares under applicable securities laws, preparing and registering certificates representing securities or arranging for non-certificated, electronic delivery of same, and completing filings required by any securities regulatory authority or stock exchange. Such personal information may be disclosed to the extent necessary to carry out the foregoing purposes by the Issuer or the Placement Agents to (a) securities regulatory authorities and stock exchanges, (b) the Issuer’s registrar and transfer agent, (c) any government agency, board or other governmental entity and (d) any of the other parties involved in the offering, including the legal counsel of the Issuer, and may be included in record books in connection with the offering. By executing this Subscription Agreement, subject to Section 5(b) below, Subscriber consents to the foregoing collection, use and disclosure of such personal information.

(bb) The Subscriber acknowledges that (i) the Staff of the Commission issued the Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies on April 12, 2021 (the “Statement”), (ii) the Issuer continues to review the Statement and its implications, including on the financial statements and other information included in its SEC Documents and (iii) any restatement, revision or other modification of the SEC Documents in connection with such a review of the Statement or any subsequent related agreements or other guidance from the Staff of the Commission shall be deemed not material for purposes of this Agreement.

5. Disclosure.

(a) The Issuer shall, by 9:00 a.m., New York City time, on the first (1st) business day immediately following the date of this Subscription Agreement, issue one or more press releases or file with the Commission a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby and the Merger. From and after the issuance of the Disclosure Document, to the Issuer’s knowledge, Subscriber shall not be in possession of any material, nonpublic information received from the Issuer or any of its officers, directors or employees in connection with the Offering.

(b) Notwithstanding anything in this Subscription Agreement to the contrary, the Issuer shall not publicly disclose the name of Subscriber or any of its affiliates, or include the name of Subscriber or any of its affiliates in any press release or in any filing with the Commission or any regulatory agency or trading market, without the prior written consent of Subscriber, except (i) as required by the federal securities law in connection with the Registration Statement, (ii) in a press release or marketing materials of the Issuer in connection with the Merger to the extent any such disclosure is substantially equivalent to the information that has previously been made public without breach of the obligation under this Section 5(b) and (iii) to the extent such disclosure is required by law, at the request of the Staff of the Commission or regulatory agency or under the regulations of any Applicable Exchange, in which case the Issuer shall provide Subscriber with prior written notice of such disclosure, and shall reasonably consult with the Subscriber regarding such disclosure.

6. No Short Sales. Subscriber hereby agrees that, from the date of this Subscription Agreement until the Closing or termination of this Subscription Agreement, none of Subscriber nor any person or entity acting on behalf of Subscriber or pursuant to any understanding with Subscriber will engage in any Short Sales with respect to securities of the Issuer prior to the Closing or termination of this Subscription Agreement. For purposes of this Section 6, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and any transactions having like effect through non-U.S. broker dealers or foreign regulated brokers. Notwithstanding anything to the contrary set forth herein, (a) nothing herein shall apply to an ordinary course, non-speculative hedging transaction, (b) nothing herein shall prohibit any entities under common management or that share an investment advisor with Subscriber that have no knowledge of this Subscription Agreement or of Subscriber’s participation in the transactions contemplated in this Subscription Agreement (including Subscriber’s controlled affiliates and/or other affiliates) from entering into any Short Sales and (c) if Subscriber is a multi-managed investment vehicle whereby separate portfolio managers or departments or groups manage separate portions or separate allocations of Subscriber’s assets and such other portfolio managers or departments or groups that have not received confidential information regarding the transactions contemplated hereby or by the Merger Agreement that Subscriber has agreed to keep confidential, then, in the case of section (b) and (c), this Section 6 shall only apply with respect to the portion or allocation of assets managed by the portfolio manager or department or group that made the investment decision to purchase shares covered by this Subscription Agreement.

7. Registration Rights.

(a) The Issuer agrees that, within fifteen (15) business days after the consummation of the Merger (the “Filing Date”), the Issuer will file with the Commission (at the Issuer’s sole cost and expense) a registration statement registering the resale of the Acquired Shares (the “Registration Statement”), which Registration Statement may include Common Shares of the Issuer held by the Issuer’s current equityholders, holders of convertible debt instruments of the Issuer and Common Shares issuable upon exercise of any Warrants, and the Issuer shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 60th calendar day (or 120th calendar day if the Commission notifies the Issuer that it will “review” the Registration Statement) following the Closing and (ii) the 10th business day after the date the Issuer is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Date”); provided, however, that the Issuer’s obligations to include the Acquired Shares in the Registration Statement are contingent upon Subscriber furnishing in writing to the Issuer such information regarding Subscriber, the securities of the Issuer held by Subscriber and the intended method of disposition of the Acquired Shares as shall be reasonably requested by the Issuer to effect the registration of the Acquired Shares, and Subscriber shall execute such documents in connection with such registration as the Issuer may reasonably request that are customary of a selling stockholder in similar situations, including providing that the Issuer shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement during any customary blackout or similar period or as permitted hereunder; provided further, that Subscriber shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Acquired Shares. For purposes of clarification, any failure by the Issuer to file the Registration Statement by the Filing Date or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve the Issuer of its obligations to file or effect the Registration Statement as set forth above in this Section 7. In no event shall the undersigned be identified as a statutory underwriter in the Registration Statement unless requested by the Commission; provided that if the Commission requests that the undersigned be identified as a statutory underwriter in the Registration Statement, the undersigned will have an opportunity to withdraw from the Registration Statement. Notwithstanding the foregoing, if the Commission prevents the Issuer from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Acquired Shares by the applicable stockholders or otherwise, such Registration Statement shall register for resale such number of Acquired Shares which is equal to the maximum number of Acquired Shares as is permitted by the Commission. In such event, the number of Acquired Shares to be registered for each selling stockholder named in the Registration Statement shall be reduced pro rata among all such selling stockholders.

(b) In the case of the registration, qualification, exemption or compliance effected by the Issuer pursuant to this Subscription Agreement, the Issuer shall, upon reasonable request, inform Subscriber as to the status of such registration, qualification, exemption or compliance. At its expense the Issuer shall:

(i) except for such times as the Issuer is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration continuously effective with respect to Subscriber, and to keep the applicable Registration Statement supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, that another registration statement is available for the resale of the Acquired Shares and ensure that the applicable Registration Statement or any subsequent shelf registration statement is free of any material misstatements or omissions, until the earliest of the following: (A) Subscriber ceases to hold any Acquired Shares or (B) the date all Acquired Shares held by Subscriber may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for the Issuer to be in compliance with the current public information required under Rule 144(c)(1) or Rule 144(i)(2), as applicable, (C) the date all Acquired Shares held by Subscriber may be sold without restriction pursuant to an exemption from registration and (D) two years from the effective date of the Registration Statement.

(ii) advise Subscriber within two (2) business days:

(1) when a Registration or amendment thereto has been filed with the Commission and when such Registration Statement or any post-effective amendment thereto has become effective;

(2) of any request by the Commission for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information;

(3) of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(4) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Acquired Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(5) subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, any Registration Statement does not contain an untrue statement of a material fact or does not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any prospectus does not include an untrue statement of a material fact or does not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

provided, however, that the Issuer shall not, when so advising Subscriber of such events, provide Subscriber with any material, nonpublic information regarding the Issuer other than to the extent that providing notice to Subscriber of the occurrence of the events listed in (1) through (5) above constitutes material, nonpublic information regarding the Issuer;

(iii) use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(iv) upon the occurrence of any event contemplated above, except for such times as the Issuer is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Acquired Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v) use its commercially reasonable efforts to cause all Acquired Shares to be listed on each securities exchange or market, if any, on which the Common Shares issued by the Issuer have been listed; and

(vi) use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Acquired Shares contemplated hereby and to enable Subscriber to sell the Acquired Shares under Rule 144 or another exemption from registration.

(c) Notwithstanding anything to the contrary in this Subscription Agreement, the Issuer shall be entitled to delay or postpone the filing or effectiveness of the Registration Statement, and from time to time to require Subscriber not to sell under the Registration Statement or to suspend the effectiveness thereof, if the negotiation or consummation of a transaction by the Issuer or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event the Issuer’s board of directors reasonably believes, upon the advice of external legal counsel, would require additional disclosure by the Issuer in the Registration Statement of material information that the Issuer has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of the Issuer’s board of directors, upon the advice of external legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, however, that the Issuer may not delay or suspend the Registration Statement on more than three occasions or for more than sixty (60) consecutive calendar days, or more than ninety (90) total calendar days, in each case during any twelve-month period. Upon receipt of any written notice from the Issuer of the happening of any Suspension Event (which notice shall not contain any material non-public information) during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any related prospectus includes an untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, Subscriber agrees that (i) it will immediately discontinue offers and sales of the Acquired Shares under the Registration Statement until Subscriber receives copies of a supplemental or amended prospectus (which the Issuer agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Issuer that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Issuer unless otherwise required by law or subpoena. If so directed by the Issuer, Subscriber will deliver to the Issuer or, in Subscriber’s sole discretion destroy, all copies of the prospectus covering the Acquired Shares in Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Acquired Shares shall not apply (i) to the extent Subscriber is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up.

(d) Subscriber may deliver written notice (an “Opt-Out Notice”) to the Issuer requesting that Subscriber not receive notices from the Issuer otherwise required by this Section 7; provided, however, that Subscriber may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from Subscriber (unless subsequently revoked), (i) the Issuer shall not deliver any such notices to Subscriber and Subscriber shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to Subscriber’s intended use of an effective Registration Statement, Subscriber will notify the Issuer in writing at least two (2) business days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 6(d)) and the related suspension period remains in effect, the Issuer will so notify Subscriber, within one (1) business day of Subscriber’s notification to the Issuer, by delivering to Subscriber a copy of such previous notice of Suspension Event, and thereafter will provide Subscriber with the related notice of the conclusion of such Suspension Event immediately upon its availability.

(e) The Issuer shall, notwithstanding any termination of this Subscription Agreement, indemnify, defend and hold harmless Subscriber (to the extent a seller under the Registration Statement) its directors, officers, agents and employees, and each person who controls Subscriber (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) to the fullest extent permitted by applicable law, from and against any and all out-of-pocket losses, claims, damages (excluding indirect or consequential damages, including without limitation loss of profits), liabilities, costs (including reasonable and documented external attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement or in any amendment or supplement thereto, required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue or alleged untrue statement of a material fact included in any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding Subscriber furnished in writing to the Issuer by Subscriber expressly for use therein or Subscriber has omitted a material fact from such information or otherwise violated the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder; provided, however, that the indemnification contained in this Section 7 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of the Issuer (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall the Issuer be liable for any Losses to the extent they arise out of or are based upon a violation which occurs (A) in reliance upon and in conformity with written information furnished by Subscriber, (B) in connection with any failure of such person to deliver or cause to be delivered a prospectus made available by the Issuer in a timely manner or (C) in connection with any offers or sales effected by or on behalf of Subscriber in violation of Section 7(c) hereof. The Issuer shall notify Subscriber reasonably promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 7 of which the Issuer receives notice in writing. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Acquired Shares by Subscriber.

(f) Subscriber shall, severally and not jointly, indemnify and hold harmless the Issuer, its directors, officers, agents and employees, and each person who controls the Issuer (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against all Losses, as incurred, (i) arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement or in any amendment or supplement thereto or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) arising out of or based upon any untrue or alleged untrue statement of a material fact included in any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus or arising out of or relating to any omission or alleged omission of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, with respect to (i) and/or (ii), to the extent, but only to the extent, that such untrue or alleged untrue statements or omissions or alleged omissions are based upon information regarding Subscriber furnished in writing to the Issuer by Subscriber expressly for use therein; provided, however, that the indemnification contained in this Section 7(e) shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of Subscriber (which consent shall not be unreasonably withheld, conditioned or delayed). In no event shall the liability of Subscriber be greater in amount than the dollar amount of the net proceeds received by Subscriber upon the sale of the Acquired Shares giving rise to such indemnification obligation. Subscriber shall notify the Issuer promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 7(e) of which Subscriber is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Acquired Shares by Subscriber.

8. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) such date and time as the Merger Agreement is validly terminated in accordance with the terms therein, (b) upon the mutual written agreement of each of the parties hereto and the Company to terminate this Subscription Agreement, (c) if any of the conditions to Closing set forth in Section 2(c) or 2(d) are not satisfied on or prior to the Closing Date and, as a result thereof, the transactions contemplated by this Subscription Agreement are not consummated at the Closing or (d) at the election of Subscriber, on or after the date 180 days following the date of this Subscription Agreement (the “End Date”), if the Closing has not occurred on or before such date; provided that nothing herein will relieve any party from liability for any fraud or willful material breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover reasonable and documented out-of-pocket losses, liabilities or damages arising from such fraud or willful material breach. The Issuer shall promptly notify Subscriber of the termination of the Merger Agreement promptly after the termination of such agreement. Upon the termination hereof in accordance with this Section 8, any monies paid by Subscriber to the Issuer in connection herewith shall promptly (and in any event within one (1) Business Day) be returned in full to Subscriber by wire transfer of U.S. dollars in immediately available funds to the account specified by Subscriber.

9. Trust Account Waiver. Subscriber acknowledges that the Issuer is a blank check, special purpose acquisition company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving the Issuer and one or more businesses or assets. Subscriber further acknowledges that, as described in the Issuer’s prospectus relating to its initial public offering (the “Prospectus”), available at www.sec.gov, substantially all of the Issuer’s assets consist of the cash proceeds of the Issuer’s initial public offering and private placements of its securities, substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of the Issuer, its public stockholders and the underwriters of the Issuer’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Issuer to pay its tax obligations, if any, the funds and other assets in the Trust Account may be disbursed only for the purposes set forth in the Prospectus. For and in consideration of the Issuer entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, Subscriber hereby irrevocably waives any and all right, title and interest, and any claims of any kind any of them has or may in the future have, in any case arising out of this Subscription Agreement, in or to any funds or other assets held in the Trust Account, and agrees not to seek recourse against the Trust Account or the funds or assets held therein as a result of, or arising out of, this Subscription Agreement; provided, however, that nothing in this Section 9 shall (x) serve to limit or prohibit the Subscriber’s right to pursue a claim against Issuer for legal relief against assets held outside the Trust Account, for specific performance or other equitable relief, (y) serve to limit or prohibit any claims that the Subscriber may have in the future against Issuer’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account and any assets that have been purchased or acquired with any such funds), or (z) be deemed to limit any right, title, interest or claim of Subscriber to funds or other assets in the Trust Account by virtue of such Subscriber’s record or beneficial ownership of securities of the Issuer acquired by any means other than pursuant to this Subscription Agreement, including but not limited to any redemption right with respect to any such securities of the Issuer.

10. Miscellaneous.

(a) The parties to this Subscription Agreement hereby acknowledge and agree that the Issuer, the Placement Agents and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, each party hereto agrees to promptly notify the other party hereto if any of the acknowledgments, understandings, agreements, representations and warranties made by such party as set forth herein are no longer accurate in any material respect. The parties to this Subscription Agreement hereby further acknowledge and agree that (i) the Placement Agents are third-party beneficiaries of the representations and warranties of the Issuer and Subscriber contained in this Subscription Agreement and (ii) the Company is a third-party beneficiary of Sections 8(b), 10(c)(ii) and 10(f)(ii).

(b) The Issuer and Subscriber are entitled to rely upon this Subscription Agreement and are each irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby to the extent required by law or by regulatory bodies.

(c) Notwithstanding anything to the contrary in this Subscription Agreement, prior to the Closing, Subscriber may not transfer or assign all or any portion of its rights under this Subscription Agreement, other than (i) an assignment of all or any portion of such rights to its affiliates, equity holders, or a fund or account managed by the Subscriber or the same investment manager as Subscriber or its affiliate, or (ii) with the prior consent of the Issuer and the Company; provided that no such assignment shall relieve Subscriber of any of its obligations hereunder; provided, further, that no such assignment shall be valid unless and until Subscriber and each assignee executes and delivers to the Issuer an assignment and joinder agreement substantially in the form attached hereto as Schedule B, by which such assignee agrees to be bound by and subject to the terms and conditions of this Subscription Agreement, makes the representations and warranties in Section 4 and delivers to the Issuer Schedule A. Issuer may not transfer or assign all or a portion of its rights under this Subscription Agreement without the prior consent of the Subscriber.

(d) All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing for a period of three years. For the avoidance of doubt, if for any reason the Closing does not occur prior to the consummation of the Merger, all representations, warranties, covenants and agreements of the parties hereunder shall survive the consummation of the Merger and remain in full force and effect until the expiration of any applicable statute of limitations.

(e) The Issuer may request from Subscriber such additional information as the Issuer may reasonably deem necessary to evaluate the eligibility of Subscriber to acquire the Acquired Shares, and Subscriber shall promptly provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures and within Subscriber’s possession and control or otherwise readily available to Subscriber; provided that the Issuer agrees to keep any such information provided by Subscriber confidential.

(f) This Subscription Agreement may not be amended, modified, waived or supplemented (i) except by an instrument in writing, signed by the party against whom enforcement of such amendment, modification, waiver, or supplement is sought and (ii) without the prior written consent of Issuer and the Company; provided that any rights (but not obligations) of a party under this Subscription Agreement may be waived, in whole or in part, by such party on its own behalf without the prior consent of any other party.

(g) This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

(h) Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(i) If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(j) This Subscription Agreement may be executed in two or more counterparts (including by electronic means), all of which shall be considered one and the same agreement and shall become effective when signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

(k) Each party shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

(l) Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed, sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (a) when so delivered personally, (b) if sent by email, when sent, provided that such transmission does not result in an “undeliverable” or “out of office” response, (c) one (1) business day after the date sent by reputable overnight carrier, or (d) five (5) business days after the date of mailing by certified or registered mail, in each case to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(i) if to Subscriber, to such address or addresses set forth on the signature page hereto;

(ii) if to the Issuer, to:

Northern Genesis Acquisition Corp. II

4801 Main Street, Suite 1000

Kansas City, MO 64112

Attention: Chief Executive Officer

Email: ian.robertson@northerngenesis.com

with required copies to (which copies shall not constitute notice):

Husch Blackwell LLP

4801 Main Street, Suite 1000

Kansas City, MO 64112

Attention: James G. Goettsch

Email: jim.goettsch@huschblackwell.com

Embark Trucks Inc.

424 Townsend Street

San Francisco, CA 94107

Attention: Alex Rodrigues

Siddhartha Venkatesan

Email: alex@embarktrucks.com

sid@embarktrucks.com

Latham & Watkins LLP

885 Third Avenue

New York, New York 10022

Attention: Justin G. Hamill

Marc A. Granger

Email: justin.hamill@lw.com

marc.granger@lw.com

(iii) if to the Placement Agents, to:

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Attention: Joshua Li, Managing Director

Email: Joshua.Li@citi.com

J.P. Morgan Securities LLC

383 Madison Ave

New York, New York 10179

Attention: Troy Wagner, Managing Director

Email: troy.wagner@jpmorgan.com

BMO Capital Markets Corp.

3 Times Square

New York, New York 10036

Attention: Eric Benedict, Managing Director

Email: eric.benedict@bmo.com

with required copies to (which copies shall not constitute notice):

Winston & Strawn LLP

800 Capitol Street

Suite 2400

Houston, TX 77002

Attention: Michael Blankenship, Partner

Email: mblankenship@winston.com

(m) This Subscription Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Subscription Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Subscription Agreement, shall be governed by and construed in accordance with the Laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, THE SUPREME COURT OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF NEW YORK SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SUBSCRIPTION AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS SUBSCRIPTION AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS SUBSCRIPTION AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A NEW YORK STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 10(l) OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 10(m).

(n) The parties agree that irreparable damage would occur if any provision of this Subscription Agreement were not performed in accordance with the terms hereof, and accordingly, that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement or to enforce specifically the performance of the terms and provisions of this Subscription Agreement in an appropriate court of competent jurisdiction as set forth in Section 10(m), in addition to any other remedy to which any party is entitled at law or in equity.

11. Other Subscribers. The obligations of Subscriber and each Other Subscriber in connection with the Offering are several and not joint, and Subscriber shall not be responsible in any way for the performance of the obligations of any Other Subscriber in connection with the Offering. Nothing contained herein or in any Other Subscription Agreement, and no action taken by Subscriber or any Other Subscriber pursuant hereto or thereto, shall be deemed to constitute the Subscriber and Other Subscribers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscribers and Other Subscribers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby. Subscriber and each Other Subscriber shall be entitled to independently protect and enforce its rights, and it shall not be necessary for any Other Subscriber to be joined as an additional party in any proceeding for such purpose.

[Signature pages follow.]

IN WITNESS WHEREOF, the Issuer has caused this Subscription Agreement to be executed by its duly authorized representative as of the date first set forth above.

NORTHERN GENESIS ACQUISITION CORP. II

By:
	Name:	Ian Robertson
	Title:	Chief Executive Officer

Signature Page to Subscription Agreement – Issuer

IN WITNESS WHEREOF, Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date first set forth above.

Name of Subscriber:	Name of Joint Subscriber, if applicable:

(Please print. Please indicate name and capacity of person signing above.)	(Please print. Please indicate name and capacity of person signing above.)

Signature of Subscriber:	Signature of Joint Subscriber, if applicable:

By:	By:
Name:	Name:
Title:	Title:

☐ Joint Tenants with Rights of Survivorship ☐ Tenants-in-Common ☐ Community Property

State/Country of Formation or Domicile (if applicable):

Email Address:

Mailing Address for Notice to Subscriber:

Attention:

Business Address (if different):

Attention:

Telephone No.:

Facsimile No.:

Purchase Price*:	$

Acquired Shares:

*	You must pay the Purchase Price by wire transfer of U.S. $ in immediately available funds to the account specified by the Issuer in the Closing Notice.

Signature Page to Subscription Agreement – Subscriber

SCHEDULE A
ELIGIBILITY REPRESENTATIONS OF U.S. SUBSCRIBER

This Schedule must be completed by Subscriber and forms a part of the Subscription Agreement to which it is attached. Capitalized terms used and not otherwise defined in this Schedule have the meanings given to them in the Subscription Agreement. Subscriber must check the applicable box in either Part A, Part B or Part C below and the applicable box in Part D below.

A. QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

☐	Subscriber is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (a “QIB”)).
☐	Subscriber is subscribing for the Acquired Shares as a fiduciary or agent for one or more investor accounts, and each owner of such accounts is a QIB.

*** OR ***

B. INSTITUTIONAL ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraphs):

Subscriber is an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) and has checked below the box(es) for the applicable provision under which Subscriber qualifies as such:

☐	Subscriber is an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, a corporation, Massachusetts or similar business trust, partnership, or limited liability company that was not formed for the specific purpose of acquiring the securities of the Issuer being offered in this offering, with total assets in excess of $5,000,000.
☐	Subscriber is a “private business development company” as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.
☐	Subscriber is a “bank” as defined in Section 3(a)(2) of the Securities Act.
☐	Subscriber is a “savings and loan association” or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity.
☐	Subscriber is a broker or dealer registered pursuant to Section 15 of the Exchange Act.
☐	Subscriber is an “insurance company” as defined in Section 2(a)(13) of the Securities Act.
☐	Subscriber is an investment adviser relying on the exemption from registering with the Commission under Section 203(l) or (m) of the Investment Advisers Act of 1940.
☐	Subscriber is an investment adviser registered pursuant to Section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state.
☐	Subscriber is an investment company registered under the Investment Company Act of 1940.
☐	Subscriber is a “business development company” as defined in Section 2(a)(48) of the Investment Company Act of 1940.
☐	Subscriber is a “Small Business Investment Company” licensed by the U.S. Small Business Administration under either Section 301(c) or (d) of the Small Business Investment Act of 1958.
☐	Subscriber is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, and such plan has total assets in excess of $5,000,000.

Schedule A-1

☐	Subscriber is a Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Development Act.
☐	Subscriber is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is one of the following.
☐ A bank;
☐ A savings and loan association;
☐ An insurance company; or
☐ A registered investment adviser.
☐	Subscriber is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 with total assets in excess of $5,000,000.
☐	Subscriber is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 that is a self-directed plan with investment decisions made solely by persons that are accredited investors.
☐	Subscriber is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered by the Issuer in this offering, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act.
☐	Subscriber is an entity in which each of its equity owners (whether entities themselves or natural persons) are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act).
☐	Subscriber is an entity that is not formed for the specific purpose of acquiring the securities offered by the Issuer in this offering and owns “investments” (as defined in Rule 2a51-1(b) under the Investment Company Act of 1940) in excess of $5,000,000.
☐	Subscriber is a natural person whose individual net worth, or joint net worth with that person’s spouse, exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence shall not be included as an asset; (b) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding sixty (60) days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability.
☐	Subscriber is a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.
☐	Subscriber is a “family office” as defined under the Investment Advisers Act of 1940, (i) with assets under management in excess of $5,000,000, (ii) that was not formed for the specific purpose of investing in the securities offered by the Issuer in this offering, and (iii) whose prospective investment in the securities offered by the Issuer in this offering is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of such prospective investment.
☐	Subscriber is a “family client,” as defined under the Investment Advisers Act, of a family office, whose prospective investment in the securities offered by the Issuer in this offering is directed by such family office, and such family office is one (i) with assets under management in excess of $5,000,000, (ii) that was not formed for the specific purpose of investing in the securities offered by the Issuer in this offering, and (iii) whose prospective investment in the securities offered by the Issuer in this offering is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of such prospective investment.

*** AND ***

C. AFFILIATE STATUS

(Please check the applicable box)

Subscriber:

☐	is
☐	is not

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Issuer or acting on behalf of an affiliate of the Issuer.

Schedule A-2

SCHEDULE B

FORM OF

SUBSCRIPTION ASSIGNMENT AND JOINDER AGREEMENT

This Subscription Assignment and Joinder Agreement (this “Assignment Agreement”), dated ___________, 2021, is made and entered into by and between ______________________________ (“Subscriber”) and ___________________________ (“Assignee”), and acknowledged and accepted by Northern Genesis Acquisition Corp. II, a Delaware corporation (the “Issuer”).

WHEREAS, the Issuer and Subscriber entered into that certain Subscription Agreement (the “Subscription Agreement”), dated June 22, 2021, pursuant to which Subscriber agreed to subscribe for and purchase Common Shares of the Issuer (the “Acquired Shares”);

WHEREAS, Subscriber desires to transfer and assign, to Assignee, Subscriber’s rights to subscribe for and purchase of the Acquired Shares (the “Assigned Shares”), together with all rights and obligations of Subscriber under the Subscription Agreement with respect to such Assigned Shares.

NOW, THEREFORE, pursuant to Section 10(c) of the Subscription Agreement, and subject to acceptance by the Issuer by countersignature hereof:

1. Subscriber hereby assigns its rights to subscribe for and purchase the Assigned Shares to Assignee.

2. Assignee hereby (a) accepts and assumes the rights and obligations of Subscriber to subscribe for and purchase the Assigned Shares, and agrees to be bound by and subject to the terms and conditions of the Subscription Agreement with respect thereto, (b) makes the representations and warranties in Section 4 of the Subscription Agreement with respect to the Assigned Shares, and (c) delivers to the Issuer a completed Schedule A to the Subscription Agreement attached hereto.

3. Notwithstanding the foregoing, this Assignment Agreement shall not relieve Subscriber of any of its obligations under the Subscription Agreement.

4. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Subscription Agreement.

[Signature Page Follows]

Schedule B-1

IN WITNESS WHEREOF, this Subscription Assignment and Joinder Agreement has been executed by Subscriber and Assignee, each by its duly authorized representative as of the date set forth above.

Name of Subscriber:

By:
Name:
Title:

Name of Assignee:

By:
Name:
Title:

Acknowledged and agreed:

NORTHERN GENESIS ACQUISITION CORP. II

By:
Name:
Title:

Signature Page to Subscription Assignment and Joinder Agreement